                                                                   EXHIBIT 3.2

                                    BYLAWS

                                      OF

                          ACCENT COLOR SCIENCES, INC.

                       Adopted May 21, 1993, as amended
                            through August 29, 1996

                                INDEX TO BYLAWS
                                ---------------

ARTICLE I - Name and Location
-----------------------------

Section 1.1 - Name
Section 1.2 - Principal Office
Section 1.3 - Change of Office

ARTICLE II -  Meetings of Stockholders
------------  ------------------------

Section 2.1 - Place and Notice
Section 2.2 - Annual Meetings
Section 2.3 - Special Meetings
Section 2.4 - Quorum
Section 2.5 - Voting
Section 2.6 - Order of Business
Section 2.7 - Consents

ARTICLE III  Board of Directors
-----------  ------------------

Section 3.1 - Number, Election and Term of Office
Section 3.2 - Directors' Meetings
Section 3.3 - Notice of Meetings
Section 3.4 - Consents
Section 3.5 - Quorum
Section 3.6 - Voting
Section 3.7 - Compensation
Section 3.8 - Vacancies
Section 3.9 - Removal of Directors


ARTICLE IV -  Officers
------------  --------

Section 4.1 - Officers and Qualifications
Section 4.2 - Chairman
Section 4.3 - President
Section 4.4 - Vice President
Section 4.5 - Treasurer
Section 4.6 - Assistant Treasurer
Section 4.7 - Secretary
Section 4.8 - Assistant Secretary
Section 4.9 - Term of Office
Section 4.10 - Compensation


ARTICLE V - Seal
----------------

Section 5.1 - Seal

ARTICLE VI - Certificates of Stock
----------------------------------

Section 6.1 - Description of Stock Certificates
Section 6.2 - Transfer of Stock

ARTICLE VII - Dividends
-----------------------

Section 7.1 - When Declared

ARTICLE VIII - Bills, Notes, Etc.
--------------------------------

Section 8.1 - How Made

ARTICLE IX - Contract in Which Directors Have an Interest
---------------------------------------------------------

Section 9.1 - Validity of Contracts and Liability of
               Directors

ARTICLE X - Waiver of Notice
----------------------------

Section 10.1 - Authority to Waive Notice

ARTICLE XI - Books and Records; Fiscal Year
-------------------------------------------

Section 11.1 - Books and Records
Section 11.2 - Power to Establish Fiscal Year


ARTICLE XII - Amendments
------------------------

Section 12.1 - Amendments

ARTICLE XIII - Committees
-------------------------

Section 13.1 - Committees

                                   BYLAWS OF

                          ACCENT COLOR SCIENCES, INC.


                                   ARTICLE I
                                   ---------

                               Name and Location
                               -----------------

     Section 1.1 - Name.  The name of the corporation shall be ACCENT COLOR
     ------------------
SCIENCES, INC.

     Section 1.2 - Principal Office.  The principal office of the corporation
     ------------------------------
shall be at such place in the Town of East Hartford in the State of Connecticut as the Board of Directors shall from time to time designate. The corporation may have such other offices within or without the State of Connecticut as the Board of Directors may from time to time determine.

     Section 1.3 - Change of Office.  The Board of Directors may, from time to
     ------------------------------
time, designate such other place or places as the principal office and for the transaction of corporate business as it may determine.


                                  ARTICLE II
                                  ----------

                           Meetings of Shareholders
                           ------------------------

     Section 2.1 - Place and Notice.  All meetings of Shareholders shall be held
     ------------------------------
either at the principal office of the corporation or at such other place, either within or without the State of Connecticut, as may be designated by the Directors. The Secretary shall serve personally or by mail a written notice, not less than three (3) days nor more than fifty (50) days before such meeting, addressed to each Shareholder at the Shareholder's address as it appears on the stock book; but at any meeting at which all Shareholders shall be present and at which no Shareholder objects to the lack of notice, or at any meeting where all not present have waived notice in writing, the notice requirement shall be waived.

     Section 2.2 - Annual Meetings.  The Annual Meeting of Shareholders of the
     -----------------------------
corporation shall be held in May of each year, or in such other month and at such time and place as the Directors shall determine.

     Section 2.3 - Special Meetings.  Special meetings of the Shareholders other
     ------------------------------
than those regulated by Statute may be called at any time by a majority of the Directors or by the President and must be called by the President upon written request of the holders of not less than one-tenth (1/10) of the voting power of all shares entitled to vote at such special meeting. Notice of such meeting shall be given as provided in Section 2.1. The purpose for which such meeting is called shall be stated in the notice and no business other than that specified in the call for the meeting shall be transacted at any special meeting of the Shareholders.

     Section 2.4 - Quorum.  The presence, in person or by proxy, of the holders
     --------------------
of fifty-one percent (51%) of the voting power of all shares entitled to vote shall be necessary to constitute a quorum for the transaction of business, provided, however, if a quorum is not present a majority of the voting power of the shares entitled to vote represented at the meeting may adjourn to some future time, not less than three (3) days later, and the Secretary shall give at least two (2) days' notice by mail to each Shareholder entitled to vote who was absent from such meeting.

     Section 2.5 - Voting.  At all meetings of the Shareholders, all questions,
     --------------------
unless specifically regulated by Statute or controlled by a written agreement binding the corporation, shall be determined by a vote of shareholders (who may be present in person or by proxy) holding at least fifty-one percent (51%) of the total issued and outstanding shares of common stock of the corporation. Any qualified voter may demand a stock vote, in which case each Shareholder present, in person or by proxy, shall be entitled to cast one vote for each share of stock owned or represented by him or her. All voting shall be oral, except that a stock vote shall be by ballot, each of which shall state the name of the Shareholder voting and the number of shares owned by such Shareholder and, in addition, if such ballot be cast by proxy, the name of the proxy shall be stated.

     Section 2.6 - Order of Business.  The order of business at all meetings of
     -------------------------------
the Shareholders (unless otherwise specified in the notice of meeting or determined by the Directors) shall be as follows:

     1.   Roll call
     2.   Proof of notice of meeting or waiver of notice
     3.   Reading of minutes of preceding meeting
     4.   Reports of officers
     5.   Reports of committees
     6.   Ratification
     7.   Election of Directors
     8.   Unfinished Business
     9.   New Business

     Section 2.7 - Consents.  Whenever the vote of Shareholders is required to
     ----------------------
be taken at a meeting in connection with any corporate action, the meeting and the vote of Shareholders may be dispensed with if all the Shareholders who would have been entitled to vote upon the action, if such meeting were held, shall consent in writing to such corporate actions being taken.

                                  ARTICLE III
                                  -----------

                              Board of Directors
                              ------------------

     Section 3.1 - Number, Election and Term of Office.  The property, business
     -------------------------------------------------
and affairs of the corporation shall be managed by or under the direction of a Board of Directors comprising not less than three (3) nor more than fifteen (15) directorships in number, except that if the corporation shall at any time have less than three (3) shareholders, the number of directorships may be decreased to a number not less than the number of shareholders. The actual number of directorships shall be fixed from time to time by resolution of the shareholders or the directors or, in the absence thereof, shall be the number of directors elected at the preceding annual meeting of shareholders. Directors standing for election shall be elected by the shareholders at the annual meeting, and it shall not be a qualification of office that the directors be shareholders or residents of the State of Connecticut. Each director shall hold office for the term for which he or she is elected and until his or her successor has been elected and qualified, except that a director shall cease to be in office upon his or her death, resignation, lawful removal or court order decreeing that he or she is no longer a director in office.

     Section 3.2 - Directors' Meetings.  An Annual Meeting of the Board of
     ---------------------------------
Directors shall be held immediately following the Annual Meeting of Shareholders. Regular meetings may be held at such intervals as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the Chairman of the Board and/or the President at any time and shall be called by the President or Secretary upon the written request of one (1) Director.

     Section 3.3 - Notice of Meetings.  Notice of meetings other than the Annual
     --------------------------------
Meetings shall be given by service upon each Director in person or by mailing to such Director, at his or her last known post office address, at least three (3) days before the date designated for such meeting, including the day of mailing, a written or printed notice specifying the time and place of such meeting and the business to be brought before the meeting; and no business other than that specified in such notice shall be transacted at any such special meeting. At any meeting at which every member of the Board of Directors shall be present and at which no Director objects to the lack of notice, or at which Directors not present have waived notice in writing, the notice requirement shall be waived, and any business may be transacted which might have been transacted if the meeting had been duly called.

     Section 3.4 - Consents.  Whenever the vote of Directors is required to be
     ----------------------
taken at a meeting in connection with any corporate action, the meeting and the vote of Directors may be dispensed with if all the Directors who would have been entitled to vote upon the action, if such meeting were held, shall consent in writing to such corporate actions being taken.

     Section 3.5 - Quorum.  At any meeting of the Board of Directors, a majority
     --------------------
of the then current Directors shall constitute a quorum for the transaction of business, but in the event of a quorum not being present, a lesser number may adjourn the meeting to some future time, not more than ten (10) days later.

     Section 3.6 - Voting.  At all meetings of the Board of Directors, each
     --------------------
Director is to have one vote, irrespective of the number of shares of stock held by that Director. At all meetings of the Board of Directors, all questions, the determination of which is not specifically regulated by statute, shall be decided by a majority vote of the total number of Directorships of the corporation.

     Section 3.7 - Compensation.  Each Director shall be entitled to receive,
     --------------------------
for attendance at each meeting of the Board or of any duly constituted committee of the Board such fee as is fixed by the Board from time to time.

     Section 3.8 - Vacancies.  A vacancy on the Board occurring between Annual
     -----------------------
Meetings may be filled for the unexpired portion of the term by an individual elected by a majority of the remaining Directors, or the sole remaining Director.

     Section 3.9 - Removal of Directors.  No Director shall be removed except by
     ----------------------------------
the affirmative vote of two-thirds (2/3) or more of the issued and outstanding shares of capital stock of the corporation entitled to vote for the election of directors generally.


                                  ARTICLE IV
                                  ----------

                                   Officers
                                   --------

     Section 4.1 - Officers and Qualifications.  The directors shall elect a
     -----------------------------------------
Chairman, a President, and a Secretary, and such other officers as the Board of Directors may from time to time appoint, which may include one or more Vice Presidents, a Treasurer, and Assistant Treasurers and Assistant Secretaries. Any two or more offices may be held by the same person except the offices of President and Secretary. The duties of officers of the corporation shall be such as are prescribed by these Bylaws and as may be prescribed by the directors.

     Section 4.2 - Chairman.  The Chairman shall preside at all meetings of the
     ----------------------
directors and of the stockholders and unless the directors otherwise determine, he or she shall be the chief executive officer of the corporation. As chief executive officer, he or she shall have general control and management of the corporation's business and affairs, subject to the direction of the Board of Directors. He or she shall consult with and advise the President concerning the operations of the corporation. The Chairman shall perform such additional duties as may be assigned to him or her from time to time by the Board of Directors.

     Section 4.3 - President.  The President shall perform all duties incident
     -----------------------
to the office of President and shall have full authority and responsibility for the operation of the business of the corporation, subject to the direction of the Board of Director and the chief executive officer. In the event of the absence or disability of the Chairman, the President shall perform the duties and have the power of the Chairman. The President shall perform such additional duties as may be assigned to him or her from time to time by the Board of Directors or the chief executive officer.

     Section 4.4 - Vice President.  Each Vice President, if any, shall assist
     ----------------------------
the President in the performance of his or her duties and shall perform such duties as may from time to time be assigned to him or her by the Board of Directors or delegated to him by the President. In case of the death, disability or absence of the President, the Vice President, if any, or, if there shall be more than one, the Vice Presidents, in the order of seniority or in any other order determined by the Board, shall perform the duties and exercise the powers of the President.

     Section 4.5 - Treasurer.  The Treasurer, if any, shall have charge and
     -----------------------
custody of and be responsible for all funds and securities of the corporation, keep full and accurate accounts of receipts and disbursements and other customary financial records of the corporation, deposit all moneys and valuable effects in the name and to the credit of the corporation in depositories designated by the Board of Directors and, in general, perform such other duties as may from time to time be assigned to him or her by the Board of Directors or by the Chief Executive Officer or as are incident to the office of Treasurer.

     Section 4.6 - Assistant Treasurer.  The Assistant Treasurer, if any, shall
     ---------------------------------
assist the Treasurer in the performance of the Treasurer's duties and shall carry out the duties of the Treasurer whenever the Treasurer is unable to perform such duties. There may be more than one Assistant Treasurer.

     Section 4.7 - Secretary.  The Secretary shall keep a book of minutes of all
     -----------------------
meetings of shareholders and the Board of Directors and shall issue all notices required by law or by these bylaws, and he or she shall discharge all other duties required of a corporate secretary by law or imposed from time to time by the Board of Directors or by the chief executive officer or as are incident to the office of Secretary. He or she shall have the custody of the seal of the corporation and all books, records and papers of the corporation, except such as shall be in the charge of the Treasurer or of some other person authorized to have custody and possession thereof by a resolution of the Board of Directors.

     Section 4.8 - Assistant Secretary.  The Assistant Secretary, if any, shall
     ---------------------------------
assist the Secretary in the performance of the Secretary's duties and shall carry out the duties of the Secretary whenever the Secretary is unable to perform such duties. There may be more than one Assistant Secretary.

     Section 4.9 - Term of Office.  Each of such officers shall serve for the
     ----------------------------
term of one year and until his or her successor is duly appointed and qualified, but any officer may be removed by the Board of Directors at any time with or without cause. Vacancies among the officers by reason of death, resignation or other causes shall be filled by the Board of Directors.

     Section 4.10 - Compensation.  The compensation of all officers shall be
     ---------------------------
fixed by the Board of Directors, and may be changed from time to time by a majority vote of the Board.


                                   ARTICLE V
                                   ---------

                                     Seal
                                     ----

     Section 5.1 - Seal.  The seal of the corporation shall be the name of the
     ------------------
corporation encircled about the words "Seal" and "Connecticut," in such form as adopted by the Board of Directors.


                                  ARTICLE VI
                                  ----------

                             Certificates of Stock
                             ---------------------

     Section 6.1 - Description of Stock Certificates.  The certificates of stock
     -----------------------------------------------
shall be bound in a book and shall be numbered, registered and issued in consecutive order. There shall be entered the names and addresses of the persons owning the shares thereby represented, with the number of shares and the date of issue. Such certificates shall exhibit the name of the corporation, a statement that the corporation is organized under the laws of Connecticut, the holder's name, the number, class and designation of series of shares, the date of issue and the par value of such shares or a notation that they are without par value. They shall be signed by the President or Vice President and Secretary or Assistant Secretary or Treasurer or Assistant Treasurer and sealed with the seal of the corporation.

     Section 6.2 - Transfer of Stock.  The stock of the corporation shall be
     -------------------------------
assignable and transferable on the books of the corporation only by the person in whose name it appears on said books or his legal representatives. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary. In all cases of transfer, the former certificates must be surrendered up and cancelled before the new certificate may be issued, unless the transferor files a sworn affidavit with the Secretary of the corporation stating that any missing certificates have been mislaid or lost and agrees that he will indemnify the corporation from loss should it issue a new certificate based upon such affidavit. No transfer shall be made upon the books of the corporation within ten (10) days next preceding the Annual Meeting of Shareholders.


                                  ARTICLE VII
                                  -----------

                                   Dividends
                                   ---------

     Section 7.1 - When Declared.  The Board of Directors, in its discretion,
     ---------------------------
may by vote declare and pay dividends out of unreserved and unrestricted earned surplus of the corporation.


                                 ARTICLE VIII
                                 ------------

                               Bills, Notes, Etc.
                               -----------------

     Section 8.1 - How Made.  All bills payable, notes, checks or other
     ----------------------
negotiable instruments of the corporation shall be made in the name of the corporation and shall be signed by those persons designated by resolution of the Board of Directors. No officer, either singly or jointly with others, shall have the power to make any bills payable, notes, checks, drafts or warrants or other negotiable instruments or endorse the same in the name of the corporation or contract or cause to be contracted any debt or liability in the name or in behalf of the corporation, unless expressly authorized by resolution of the Board of Directors.


                                  ARTICLE IX
                                  ----------

                 Contracts in Which Directors Have an Interest
                 ---------------------------------------------

     Section 9.1 - Validity of Contracts and Liability of Directors.  A contract
     --------------------------------------------------------------
or transaction between a corporation and a Director or a member of his immediate family or between the corporation and another corporation or organization in which a Director and his immediate family have a substantial interest, or between the corporation and another corporation having common Directors or officers, shall not be voidable and such Director shall not incur any liability merely because of the Director's interest, family relationship, or position as a Director or officer in the contracting corporation if

     (a) such interest, family relationship, or position is fully disclosed, the contract or transaction is not unfair to the corporation and the contract or transaction is authorized by all of the Directors not having an interest in the transaction; or

     (b) such interest is fully disclosed and the contract or transaction is approved by a majority of the voting power of the shares entitled to vote thereon; or

     (c) the contract or transaction is not with the Director or a member of his immediate family, personally, and the contract or transaction is not unfair to the corporation or it has been approved by a majority of the voting power of the shares entitled to vote thereon; or

     (d)  the contract or transaction is fair to the corporation.


                                   ARTICLE X
                                   ---------

                               Waiver of Notice
                               ----------------

     Section 10.1 - Authority to Waive Notice.  Whenever under the provisions of
     ----------------------------------------
these Bylaws or of any Statute, any Shareholder or Director is entitled to notice of any regular or special meeting or of any action to be taken by the corporation, such meeting may be held or such action may be taken without the giving of such notice, provided every Shareholder or Director entitled to such notice waives such notice. The attendance of any person at a meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver of notice of such meeting.


                                  ARTICLE XI
                                  ----------

                        Books and Records; Fiscal Year
                        ------------------------------

     Section 11.1 - Books and Records.  There shall be kept correct and complete
     --------------------------------
books and records of account and minutes of the proceedings of the corporation's incorporators, Shareholders, and committees of Directors. There shall also be maintained at the principal office of the corporation, a record of the corporation's Shareholders, giving the names and addresses of all Shareholders and the number and class of shares held by each.

     Section 11.2 - Power to Establish Fiscal Year.  The Board of Directors
     ---------------------------------------------
shall have power to fix and from time to time to change the fiscal year of the corporation.

                                  ARTICLE XII
                                  -----------

                                  Amendments
                                  ----------

     Section 12.1 - Amendments.  The bylaws of the corporation may be altered,
     -------------------------
amended or repealed at any validly called and convened meeting of the Board of Directors by the affirmative vote of directors holding a majority of the number of directorships at the time, or at any validly called and convened meeting of the shareholders by the affirmative vote of the holders of a majority of the voting power of shares entitled to vote thereon, or by the unanimous written consent of the Board of Directors, or by the unanimous written consent of the holders of the shares entitled to vote thereon. Any notice of a meeting of shareholder or the Board of Directors at which bylaws are to be adopted, amended or repealed shall include notice of such proposed action.


                                 ARTICLE XIII
                                 ------------

                                  Committees
                                  ----------

     Section 13.1 - Committees.  The Board of Directors may, by resolution
     -------------------------
adopted by the affirmative vote of directors holding a majority of the directorships, at a meeting at which a quorum is present, designate two or more directors to constitute an Executive Committee or other committees, and may designate one or more directors as alternate members of any such committees, who may replace any absent or disqualified member at any meeting of the committee. Any such committee shall have and may exercise all such authority of the Board of Directors as shall be delegated to it in such resolution or thereafter by similar resolution.